CREDIT SUISSE FIRST BOSTON                             Exhibit 20         Page 1


                            AUTOFINANCE GROUP, INC.
            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B
                  September 1, 1997 through September 30, 1997

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------
(A) Original Total Portfolio                                                                       $110,004,479.62
(B) Class A Noteholders' Percentage                                                                          67.00%
(C) Original Class A Note Balance                                                                   $73,703,000.00
(D) Class A Note Rate                                                                                         6.20%
(E) Class B Noteholders' Percentage                                                                          17.00%
(F) Original Class B Note Balance                                                                   $18,700,000.00
(G) Class B Note Rate                                                                                         6.40%
(H) Class C Noteholders' Percentage                                                                          10.00%
(I) Original Class C Note Balance                                                                   $11,000,000.00
(J) Class C Note Rate                                                                                         7.00%
(K) Class D Certificateholders' Percentage                                                                    6.00%
(L) Original Class D Certificate Balance                                                             $6,601,479.62
(M) Class D Certificate Rate                                                                                  0.00%
(N) Servicing Fee Rate                                                                                        3.50%
(O) Original Weighted Average Coupon (WAC)                                                                   20.03%
(P) Original Weighted Average Remaining Term (WAM)                                                           54.45 months
(Q) Number of Contracts                                                                                      9,006
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                           5,500,223.98
    (ii)  Minimum Specified Reserve Balance                                                           2,200,089.59
    (iii) Initial Deposit                                                                             1,650,067.19

(S) Noteholders' Percentage                                                                                 100.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                     Total Trust
------------------------------------------------                                                     -----------

(A) Total Portfolio Outstanding                                                                    $110,004,479.62
(B) Total Portfolio Pool Factor                                                                          1.0000000
(C) Class A Note Balance                                                                            $73,703,000.00
(D) Class A Principal Factor                                                                             1.0000000
(E) Class A Interest Carryover Shortfall                                                                      0.00
(F) Class A Principal Carryover Shortfall                                                                     0.00
(G) Class B Note Balance                                                                            $18,700,000.00
(H) Class B Principal Factor                                                                             1.0000000
(I) Class B Interest Carryover Shortfall                                                                      0.00
(J) Class B Principal Carryover Shortfall                                                                     0.00
(K) Class C Note Balance                                                                            $11,000,000.00
(L) Class C Principal Factor                                                                             1.0000000
(M) Class C Interest Carryover Shortfall                                                                      0.00
(N) Class C Principal Carryover Shortfall                                                                     0.00
(O) Class D Certificate Balance                                                                      $6,601,479.62
(P) Reserve Account Balance                                                                           1,650,067.19
(Q) Payahead Account Balance                                                                                  0.00
(R) Aggregate Subordinated Servicing Fees to Date                                                             0.00
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                       0.00
(T) Cumulative Net Losses for All Prior Periods                                                               0.00
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                     20.03%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                             54.45 months
(W) Number of Contracts                                                                                      9,006

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                $1,692,996.90
    (ii)  Interest Payments Received                                                                  1,688,490.27
    (iii) Repurchased Loan Principal                                                                          0.00
    (iv)  Repurchased Loan Interest                                                                           0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                              174,257.21
(C) Amount Applied From Payahead Account                                                                      0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                     20.03%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                         53.53 months
(F) Remaining Number of Contracts                                                                            8,958
(G) Delinquent Contracts
                                                                Contracts                               Amount
                                                                ---------                               ------

    (i)   30-59 Days Delinquent                                     155              1.73%           $1,913,357.56     1.77%
    (ii)  60-89 Days Delinquent                                       0              0.00%                    0.00     0.00%
    (iii) 90 Days or More Delinquent                                  0              0.00%                    0.00     0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                          $74,127.00
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                             $84,144.50
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                 10,017.50
    (iii) Recoveries on Previously Liquidated Contracts                                                       0.00
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                            120

I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1997, and is correct, to the best of my knowledge.

                                    Controller
/s/ Thomas R. Blend                                                             10/10/97
---------------------------------------------------                             --------------------
Signature                           Title                                        Date

CREDIT SUISSE FIRST BOSTON                Exhibit 20                      Page 2

                            AUTOFINANCE GROUP, INC.
           MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B
                  September 1, 1997 through September 30, 1997

I. COLLECTIONS
--------------
(A) Principal Payments Received (C(A)i)                                                                  $1,692,996.90
(B) Interest Payments Received (C(A)ii)                                                                   1,688,490.27
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                                 10,017.50
(D) Principal on Repurchased Contracts (C(A)iii)                                                                  0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                    0.00
                                                                                                         -------------
(F) Total Collections (A+B+C+D+E)                                                                        $3,391,504.67
                                                                                                         -------------
(G) Total Available Amount (F)                                                                           $3,391,504.67

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                                  $1,692,996.90
(B) Principal on Repurchased Contracts (C(A)iii)                                                                  0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                                84,144.50
                                                                                                         -------------
(D) Principal Distribution Amount (A+B+C)                                                                $1,777,141.40

(E) Current Servicing Fee (Subordinated)                                                                   $320,846.40
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                         0.00
                                                                                                         -------------
(G) Total Servicing Fees Payable                                                                                  0.00
(H) Servicing Fees Paid from Collection Account                                                                   0.00
(I) Reserve Account Draw for Servicing Fees Payable                                                               0.00
(J) Servicing Fee Shortfall                                                                                       0.00
(K) Current Subordinated Servicing Fee                                                                      320,846.40
(L) Aggregate Subordinated Servicing Fees Before (P)                                                        320,846.40

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                                    $279,252.48
    (ii)   Class A Interest Distributable Amount                                                            279,252.48
    (iii)   Class A Monthly Principal Distributable Amount                                                1,266,700.70
    (iv)   Class A Principal Distributable Amount                                                         1,266,700.70
                                                                                                         -------------
    (v) Total Distributable Amount (i+ii)                                                                $1,545,953.18
    (vi) Class A Interest Paid from Collection Account                                                      279,252.48
    (vii) Reserve Account Draw for Class A Interest Payable                                                      $0.00
    (viii) Class A Interest Carryover Shortfall                                                                  $0.00
    (ix) Class A Principal Paid from Collection Account                                                   1,266,700.70
    (x) Reserve Account Draw for Class A Principal Payable                                                        0.00
    (xi) Class A Principal Carryover Shortfall                                                                    0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                                     $73,137.78
    (ii)   Class B Interest Distributable Amount                                                             73,137.78
    (iii)   Class B Monthly Principal Distributable Amount                                                  321,388.59
    (iv)   Class B Principal Distributable Amount                                                           321,388.59
                                                                                                         -------------
    (v) Total Distributable Amount (i+ii)                                                                  $394,526.37
    (vi) Class B Interest Paid from Collection Account                                                       73,137.78
    (vii) Reserve Account Draw for Class B Interest Payable                                                      $0.00
    (viii) Class B Interest Carryover Shortfall                                                                  $0.00
    (ix) Class B Principal Paid from Collection Account                                                     321,388.59
    (x) Reserve Account Draw for Class B Principal Payable                                                        0.00
    (xi) Class B Principal Carryover Shortfall                                                                    0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                                     $47,055.56
    (ii)   Class C Interest Distributable Amount                                                             47,055.56
    (iii)   Class C Monthly Principal Distributable Amount                                                  189,052.11
    (iv)   Class C Principal Distributable Amount                                                           189,052.11
                                                                                                         -------------
    (v) Total Distributable Amount (i+ii)                                                                  $236,107.67
    (vi) Class C Interest Paid from Collection Account                                                       47,055.56
    (vii) Reserve Account Draw for Class C Interest Payable                                                      $0.00
    (viii) Class C Interest Carryover Shortfall                                                                  $0.00
    (ix) Class C Principal Paid from Collection Account                                                     189,052.11
    (x) Reserve Account Draw for Class C Principal Payable                                                        0.00
    (xi) Class C Principal Carryover Shortfall                                                                    0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                     $320,846.40
    (ii)  Subordinated Servicing Fees Paid from Collection Account                                                0.00
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                                            $320,846.40

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                                $0.00
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                                   0.00

CREDIT SUISSE FIRST BOSTON                            Exhibit 20         Page 3

                            AUTOFINANCE GROUP, INC.
           MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B
                  September 1, 1997 through September 30, 1997

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------
(A) Beginning Period Balance (B(Q))                                                                         $0.00
(B) Amounts Applied to Payahead Account (C(B))                                                         174,257.21
(C) Amounts Withdrawn from Payahead Account (C(C))                                                           0.00
                                                                                                      -----------
(D) Ending Period Balance                                                                             $174,257.21

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------
                                                                        Begin. of Period           End of Period
                                                                        ----------------           -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                            $110,004,479.62          $108,227,338.22
    (ii)   Total Pool Factor                                                   1.0000000                0.9838448
    (iii)  Receivables Balance                                            110,004,479.62           108,227,338.22
    (iv)   Prefunding Account Balance                                               0.00                     0.00
    (v)    Class A Note Balance                                           $73,703,000.00           $72,436,299.30
    (vi)   Class A Principal Factor                                            1.0000000                0.9828134
    (vii)  Class B Note Balance                                           $18,700,000.00           $18,378,611.41
    (viii) Class B Principal Factor                                            1.0000000                0.9828134
    (ix)   Class C Note Balance                                           $11,000,000.00           $10,810,947.89
    (viii) Class C Principal Factor                                            1.0000000                0.9828134
    (ix)   Class D Certificate Balance                                     $6,601,479.62            $6,601,479.62

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                            20.03%                   20.03%
    (ii)  Weighted Average Remaining Maturity (WAM)                                54.45 months             53.53 months
    (iii) Remaining Number of Contracts                                            9,006                    8,958

V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------

(A) Beginning RA Balance (B(H))                                                                     $1,650,067.19

(B) Draw for Servicing Fee (II(I))                                                                           0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                              0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                              0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                              0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                              0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                               0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                               0.00

(I) Overcollateralization Amount                                                                   $35,791,038.92
(J) Maximum Specified Reserve Balance                                                                5,500,223.98
(K) Specified Reserve Account Balance                                                                5,500,223.98

(L) Amount Available for Deposit to the RA                                                           1,214,917.45
                                                                                                    -------------
(M) RA Balance Prior to Release                                                                     $2,864,984.64
(N) Specified Reserve Account Balance                                                                5,500,223.98
(O) Reserve Account Release                                                                                  0.00

(P) Ending Reserve Account Balance                                                                  $2,864,984.64

VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                        $74,127.00
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                    $84,144.50
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                       10,017.50
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                            0.00
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                  74,127.00

(D) Delinquent and Repossessed Contracts
                                                                                   Contracts               Amount
                                                                                   ---------               ------
    (i)   30-59 Days Delinquent (C(G)i)                                              155     1.73%  $1,913,357.56     1.77%
    (ii)  60-89 Days Delinquent (C(G)ii)                                               0     0.00%           0.00     0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                         0     0.00%           0.00     0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                         120     1.34%   1,470,581.72     1.36%

CREDIT SUISSE FIRST BOSTON                         Exhibit 20            Page 4

                            AUTOFINANCE GROUP, INC.
           MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B
                  September 1, 1997 through September 30, 1997

VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
--------------------------------------------------
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceding Collection Period                                                            0.00%
    (ii)  Preceding Collection Period                                                                   0.00%
    (iii) Current Collection Period                                                                     0.81%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                           0.81%

(B) Ratio of Balance of Contracts Delinquent 60 Days or More and Balance of
       Financed Vehicles Repossessed but not Charged off to the Outstanding
       Pool Balance as of Each Collection Period.
    (i)   Second Preceding Collection Period                                                            0.00%
    (ii)  Preceding Collection Period                                                                   0.00%
    (iii) Current Collection Period                                                                     1.36%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                           1.36%

(C) Cumulative Net Loss Ratio                                                                           0.07%

(D) Loss and Delinquency Trigger Indicator                                                Trigger Was Not Hit


VIII. RECONCILIATION OF COLLECTION ACCOUNT
------------------------------------------

(A) Collection Account Beginning Balance (I(H))                                                 3,391,504.67
(B) Servicing Fee Paid (II(H))                                                                           .00
(C) Class A Interest Paid (II(M(vi)))                                                             279,252.48
(D) Class B Interest Paid (II(N(vi)))                                                              73,137.78
(E) Class C Interest Paid (II(O(vi)))                                                              47,055.56
(F) Class A Principal Paid (II(M(ix)))                                                          1,266,700.70
(G) Class B Principal Paid (II(N(ix)))                                                            321,388.59
(H) Class C Principal Paid (II(O(ix)))                                                            189,052.11
(I) Reserve Account Deposit                                                                     1,214,917.45
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                             0.00
(K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                           0.00
(L) Releases to Seller                                                                                  0.00

         AFG Receivables Trust 1997-B                       Exhibit 20   Page 5
            Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                     Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period: September 1, 1997 through September 30, 1997
Distribution Date: 10/15/97
Month:             1

Statement for Class A, Class B and Class C Noteholders and Certificateholders Pursuant                    Per $1,000 of Outstanding
to Section 5.6 of the Sale and Servicing Agreement                                                         Class A/Class B/Class C
                                                                                                              Certificate Amount
                                                                                                           ------------------------
(i)  Principal Distribution
          Class A Note  Amount                                                                1,266,700.70         17.1865555
          Class B Note  Amount                                                                  321,388.59         17.1865555
          Class C Note  Amount                                                                  189,052.11         17.1865555
          Certificates  Amount                                                                        0.00         0.0000000


(ii)  Interest Distribution
          Class A Note  Amount                                                                  279,252.48         3.7888889
          Class B Note  Amount                                                                   73,137.78         3.9111112
          Class C Note  Amount                                                                   47,055.56         4.2777782



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)            108,227,338.22


(iv)    Class A Notes Balance (end of Collection Period)                                     72,436,299.30
        Class A Pool Factor (end of Collection Period)                                           0.9828134
        Class B Notes Balance (end of Collection Period)                                     18,378,611.41
        Class B Pool Factor (end of Collection Period)                                           0.9828134
        Class C Notes Balance (end of Collection Period)                                     10,810,947.89
        Class C Pool Factor (end of Collection Period)                                           0.9828134
        Certificates Balance (end of Collection Period)                                       6,601,479.62



(v)    Basic Servicing Fee                                                                      320,846.40         2.9166667


(vi)   Aggregate Net Losses                                                                      74,127.00


(vii)   Reserve Account Balance after Giving Effect to Payments
          Made on Distribution Date                                                           2,864,984.64
        Specified Reserve Account Balance after Giving Effect to Payments
          Made on Distribution Date                                                           5,500,223.98
        Draws on Reserve Account                                                                      0.00
        Deposits to Reserve Account                                                           1,214,917.45


(viii)   Class A Notes Interest Carryover Shortfall                                                   0.00         0.0000000
         Class B Notes Interest Carryover Shortfall                                                   0.00         0.0000000
         Class C Notes Interest Carryover Shortfall                                                   0.00         0.0000000
         Class A Notes Principal Carryover Shortfall                                                  0.00         0.0000000
         Class B Notes Principal Carryover Shortfall                                                  0.00         0.0000000
         Class C Notes Principal Carryover Shortfall                                                  0.00         0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                      0.00


(x)  Delinquent Contracts
                                                                                            Number                  Balance
                                                                                            ----------------------------------------
           30-59 Days                                                                                  155      1,913,357.56
           60-89 Days                                                                                    0              0.00
           90 Days or More                                                                               0              0.00
